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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1995 Stock Option Plan, and the 1997 Patent Award Stock Option Plan of Xircom, Inc. of our report dated October 20, 1997, with respect to the consolidated financial statements and schedule of Xircom, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                  ERNST & YOUNG LLP

Woodland Hills, California
April 21, 1998